WINDSORTECH, INC.

                          ACTION BY CONSENT IN WRITING
                          OF A MAJORITY OF STOCKHOLDERS

         The undersigned, being the holders of a majority of the issued and outstanding stock of WindsorTech, Inc., a Delaware Corporation, consent to the following resolution in accordance with Section 228 of the General Corporation Law of the State of Delaware and Article I, Paragraph 9 of this Amended and Restated By-Laws of the Corporation with the full force and effect as if the resolutions set forth herein had been duly adopted at a meeting of the Stockholders.

         WHEREAS, the Corporation has determined that it is in the best interest of the Corporation to change its current Directors.

         NOW THEREFORE BE IT

         RESOLVED, the following persons shall be directors of the Company:

         Mark Sherman
         R. Keith Elliott
         Edward L. Cummings
         Seth Grossman

         IN WITNESS WHEREOF, the undersigned stockholders of the Corporation have executed this consent on this 19 day of May, 2004 at a.m./p.m.




         Marc Sherman                                Edward L. Cummings
         -----------------                           -------------------

         Carl C. Saracino                            Michael P. Sheerr
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